EXHIBIT 21

LIST OF SUBSIDIARIES
OMEGA HEALTHCARE INVESTORS, INC.

Names	Jurisdiction of Incorporation
Arizona Lessor - Infinia, Inc.	Maryland
Bayside Street II, Inc.	Delaware
Colorado Lessor - Conifer, Inc.	Maryland
Delta Investors I, LLC	Maryland
Delta Investors II, LLC	Maryland
Florida Lessor - Crystal Springs, Inc.	Maryland
Florida Lessor - Emerald, Inc.	Maryland
Florida Lessor - Five Facilities, Inc.	Maryland
Florida Lessor - Meadowview, Inc.	Maryland
Georgia Lessor - Bonterra/Parkview, Inc.	Maryland
Indiana Lessor - Jeffersonville, Inc.	Maryland
Indiana Lessor - Wellington Manor, Inc.	Maryland
Jefferson Clark, Inc.	Maryland
Long Term Care Associates - Texas, Inc.	Texas
NRS Ventures, LLC	Kentucky
OHI (Connecticut), Inc.	Connecticut
OHI (Florida), Inc.	Florida
OHI (Illinois), Inc.	Illinois
OHI (Indiana), Inc.	Indiana
OHI (Iowa), Inc.	Iowa
OHI Asset (CA), LLC	Delaware
OHI Asset (FL), LLC	Delaware
OHI Asset (ID), LLC	Delaware
OHI Asset (LA), LLC	Delaware
OHI Asset (OH) Lender, LLC	Delaware
OHI Asset (OH) New Philadelphia, LLC	Delaware
OHI Asset (PA) , LLC	Delaware
OHI Asset (TX), LLC	Delaware
OHI Asset II (CA), LLC	Delaware
OHI Asset II (TX), LLC	Delaware
OHI Asset, LLC	Delaware
OHI Lessor Waterford & Crestwood, Inc.	Maryland
OHIMA, Inc.	Massachusetts
Omega (Kansas), Inc.	Kansas
Omega Acquisition Facility I, LLC	Delaware
Omega TRS I, Inc.	Maryland
Sterling Acquisition Corp.	Kentucky
Texas Lessor - Stonegate, L.P.	Maryland
Washington Lessor - Silverdale, Inc.	Maryland
Bayside Street, Inc.	Maryland
Florida Lessor - Lakeland, Inc.	Maryland
Florida Lessor - West Palm Beach and Southpoint, Inc.	Maryland
Long Term Care - Michigan, Inc.	Michigan
Long Term Care - North Carolina, Inc.	North Carolina
Long Term Care Associates - Illinois, Inc.	Illinois
Long Term Care Associates - Indiana, Inc.	Indiana
OHI (Kansas), Inc.	Kansas
OHI Asset (IN), LLC	Delaware
OHI Asset (MI/NC), LLC	Delaware
OHI Asset (MO), LLC	Delaware
OHI Asset (OH), LLC	Delaware
OHI of Kentucky, Inc.	Maryland
OHI of Texas, Inc.	Maryland
OHI Sunshine, Inc.	Florida
OS Leasing Company	Kentucky
Sterling Acquisition Corp. II	Kentucky
Texas Lessor - Treemont, Inc.	Maryland
Care Holdings, Inc	Maryland
OHI (Clemmons), Inc.	North Carolina
OHI (Greensboro), Inc.	North Carolina
OHI Asset (FL) Tarpon Springs, Pinellas Park & Gainesville, LLC	Delaware